POLICY MANAGEMENT SYSTEMS CORPORATION
                  401(k) RETIREMENT SAVINGS PLAN

                       FINANCIAL STATEMENTS
                    AND SUPPLEMENTAL SCHEDULES


          For the years ended December 31, 1996 and 1995

              With Report of Independent Accountants

































PAGE

              Policy Management Systems Corporation
                       401(k) Retirement Savings Plan

     INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES




                            __________



                                                                       Page

Report of Independent Accountants                                         1

Financial Statements:

       Statements of Net Assets Available for Plan
        Benefits, with Fund Information as of
        December 31, 1996 and 1995                                      2-5

       Statements of Changes in Net Assets Available for
        Plan Benefits, with Fund Information for the
        years ended December 31, 1996 and 1995                          6-9

Notes to Financial Statements                                         10-16


Supplemental Schedules:

       Form 5500, Item 27(a) - Schedule of Assets Held
         for Investment Purposes, as of December 31, 1996             18-19

       Form 5500, Item 27(d) - Schedule of Reportable
         Transactions for the year ended December 31, 1996              20


PAGE

                REPORT OF INDEPENDENT ACCOUNTANTS



To the Administrative Committee of
  Policy Management Systems Corporation
  401(k) Retirement Savings Plan

     We have audited the accompanying statements of net assets available for plan benefits of the Policy Management Systems Corporation 401(k) Retirement Savings Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.

                                   Coopers & Lybrand L.L.P.

Atlanta, Georgia
June 9, 1997
PAGE

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401(k) RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         As of December 31, 1996

                                                                    U.S.          Puritan       Magellan     Short-Int.    PMSC
                                                     Loan        Government        Mutual        Mutual        Bond        Stock
                                                     Fund         Reserves          Fund          Fund       Fund (A)      Fund
                ASSETS
                Investments, at current value:
                  Short-term investments                         $    10,396    $     8,962   $   130,375   $   11,503  $    15,663
                  Mutual Funds                                    19,047,561     18,032,059    23,848,712    3,241,251
                  Common Stock                                                                                           12,372,653
                         Total Investments                        19,057,957     18,041,021    23,979,087    3,252,754   12,388,316

                Receivables:
                  Loans receivable                  $3,066,650
                  Employer contributions
                    receivable                                                                                              166,602
                         Total Receivables           3,066,650                                                              166,602

                Cash                                     4,050        83,657           (879)         (449)          49         (507)

                         Total Assets                3,070,700    19,141,614     18,040,142    23,978,638    3,252,803   12,554,411

               LIABILITIES

                  Accounts payable                                   136,153                                                 13,063
                         Total Liabilities                           136,153                                                 13,063

                  Net assets available
                    for plan benefits               $3,070,700   $19,005,461    $18,040,142   $23,978,638   $3,252,803  $12,541,348

               Continued on next page

               (A) Formerly called "Fixed Income Fund"
               The accompanying notes are an integral part of these financial statements.

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401(k) RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                        As of December 31, 1996
                                              (continued)

                                                               Smith Barney  Smith Barney  Smith Barney
                                                  Forfeiture    Fundamental      Int'l       Equities
                                                   Account       Account        Account        Fund        Total
                   ASSETS
                   Investments, at current value:
                     Short-term investments        $  2,182   $        7     $        4    $      168   $   179,260
                     Mutual Funds                              4,539,952      2,432,104     4,409,003    75,550,642
                     Common Stock                   159,555                                              12,532,208
                         Total Investments          161,737    4,539,959      2,432,108     4,409,171    88,262,110

                   Receivables:
                     Loans receivable                                                                     3,066,650
                     Employer contributions
                       receivable                                                                           166,602
                         Total Receivables                                                                3,233,252

                   Cash                                  11       63,682          1,716            33       151,363

                         Total Assets               161,748    4,603,641      2,433,824     4,409,204    91,646,725

                   LIABILITIES

                     Accounts payable                             63,657          1,702                     214,575
                         Total Liabilities                        63,657          1,702                     214,575

                     Net assets available
                       for plan benefits           $161,748   $4,539,984     $2,432,122    $4,409,204   $91,432,150

               The accompanying notes are an integral part of these financial statements.

PAGE

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401(k) RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         As of December 31, 1995

                                                                    U.S.          Puritan       Magellan       PMSC
                                                     Loan        Government        Mutual        Mutual        Stock
                                                     Fund         Reserves          Fund          Fund         Fund
                ASSETS
                Investments, at current value:
                  Short-term investments                         $    14,447    $     1,115   $     1,508    $     4,351
                  Mutual Funds                                    23,800,700     15,535,725    21,147,061
                  Common Stock                                                                                10,090,844
                         Total Investments                        23,815,147     15,536,840    21,148,569     10,095,195

                Receivables:
                  Loans receivable                  $2,338,035
                  Employer contributions
                    receivable                                                                                   264,413
                  Other receivables                                   25,360
                         Total Receivables           2,338,035        25,360                                     264,413

                Cash                                                  95,763

                         Total Assets                2,338,035    23,936,270     15,536,840    21,148,569     10,359,608

               LIABILITIES

                  Accounts payable                                   283,597
                  Other                                                                 658           627          4,006
                         Total Liabilities                           283,597            658           627          4,006

                  Net assets available
                    for plan benefits               $2,338,035   $23,652,673    $15,536,182   $21,147,942    $10,355,602

               Continued on next page

               The accompanying notes are an integral part of these financial statements.

PAGE

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401(k) RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                        As of December 31, 1995
                                              (continued)

                                                  Fixed                    Smith Barney  Smith Barney  Smith Barney
                                                  Income      Forfeiture    Fundamental      Int'l       Equities
                                                   Fund         Account       Account       Account        Fund           Total
                   ASSETS
                   Investments, at current value:
                     Short-term investments      $       91   $  14,616     $       97     $       19    $       14   $    36,258
                     Mutual Funds                 3,171,168                  3,040,941      1,645,408     1,942,449    70,283,452
                     Common Stock                                   799                                                10,091,643
                         Total Investments        3,171,259      15,415      3,041,038      1,645,427     1,942,463    80,411,353

                   Receivables:
                     Loans receivable                                                                                   2,338,035
                     Employer contributions
                       receivable                                                                                         264,413
                     Other receivables                                                         16,338                      41,698
                         Total Receivables                                                     16,338                   2,644,146

                   Cash                                  33                    187,616          1,106             8       284,526

                         Total Assets             3,171,292      15,415      3,228,654      1,662,871     1,942,471    83,340,025

                   LIABILITIES

                     Accounts payable                                          187,603         17,438                     488,638
                     Other                                        5,840                                                    11,131
                         Total Liabilities                        5,840        187,603         17,438                     499,769

                     Net assets available
                       for plan benefits         $3,171,292   $   9,575     $3,041,051     $1,645,433    $1,942,471   $82,840,256

               The accompanying notes are an integral part of these financial statements.

PAGE

                                POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401 (k) RETIREMENT SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                For the year ended December 31, 1996

                                                                      U.S.         Puritan      Magellan    Short-Int.    PMSC
                                                         Loan      Government       Mutual       Mutual       Bond        Stock
                                                         Fund       Reserves         Fund         Fund      Fund (A)      Fund
                 Additions to net assets attributed to:
                  Investment Income:
                    Net appreciation (depreciation)
                      in market value                                            $   312,374  $(1,117,737) $  (82,415) $   204,150
                    Dividends and interest                         $ 1,040,707     2,058,216    3,655,358     218,613        3,405
                                                                     1,040,707     2,370,590    2,537,621     136,198      207,555

                  Cash Contributions:
                    Employer                                                                                             3,282,548
                    Employee                                           793,927     1,935,134    2,894,473     458,763      224,792
                                                                       793,927     1,935,124    2,894,473     458,763    3,507,340

                  Transfers                           $   (8,900)   (2,954,159)      (86,647)    (124,485)   (216,506)    (225,268)
                  Loan repayments                       (690,062)      103,839       250,600      368,709      63,555       45,976
                  Securities settlement                                                                                    239,366
                  Other additions                                                     97,668       11,654                   13,870
                       Total Additions                  (698,962)   (1,015,686)    4,567,345    5,687,972     442,010    3,788,839

                 Deductions (Additions) from net
                      assets attributed to:
                     Distributions                         177,815     2,805,675     1,788,953    2,407,635     292,227      891,649
                     Forfeitures                                          18,025        (2,067)      (5,657)     (5,615)     506,516
                     Loan disbursements                 (1,596,492)      498,779       259,324      440,401      68,249      184,123
                     Other deductions                      (12,950)      309,047        17,175       14,897       5,638       20,805
                          Total Deductions              (1,431,627)    3,631,526     2,063,385    2,857,276     360,499    1,603,093

                    Net increases (decreases)              732,665    (4,647,212)    2,503,960    2,830,696      81,511    2,185,746

                    Net assets available for plan benefits
                       Beginning of year                 2,338,035    23,652,673    15,536,182   21,147,942   3,171,292   10,355,602
                       End of year                      $3,070,700   $19,005,461   $18,040,142  $23,978,638  $3,252,803  $12,541,348

               Continued on next page

               (A) Formerly called "Fixed Income Fund"
               The accompanying notes are an integral part of these financial statements.

                                 POLICY MANAGEMENT SYSTEMS CORPORATION
                                    401 (k) RETIREMENT SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                 For the year ended December 31, 1996
                                                                       (continued)

                                                                      Smith Barney  Smith Barney  Smith Barney
                                                         Forfeiture    Fundamental     Int'l       Equities
                                                          Account       Account       Account        Fund       Total
                     Additions to net assets
                         attributed to:
                      Investment Income:
                        Net appreciation (depreciation)
                         in market value                  $ (28,021)  $  410,227   $   221,973   $ (309,334)  $  (388,783)
                        Dividends and interest                1,993      252,892        18,399       88,416     7,337,999
                                                            (26,028)     663,119       240,372     (220,918)    6,949,216

                      Cash Contributions:
                        Employer                                                                                3,282,548
                        Employee                                         342,539       209,420      361,771     7,220,819
                                                                         342,539       209,420      361,771    10,503,367

                      Transfers                            (315,801)     836,073       481,677    2,614,016             0
                      Loan repayments                                     47,363        30,528       50,743       271,251
                      Securities settlement                                                                       239,366
                      Other additions                           604          679           679          679       125,833
                           Total Additions                 (341,225)   1,889,773       962,676    2,806,291    18,089,033

                     Deductions (Additions) from net
                      assets attributed to:
                      Distributions                                      319,434       135,661      289,812     9,108,861
                      Forfeitures                          (510,554)        (230)          (40)        (378)            0
                      Loan disbursements                                  65,248        36,852       43,516             0
                      Other deductions                       17,156        6,388         3,514        6,608       388,278
                           Total Deductions                (493,398)     390,840       175,987      339,558     9,497,139

                     Net increases (decreases)              152,173    1,498,933       786,689    2,466,733     8,591,894

                     Net assets available for plan benefits
                        Beginning of year                     9,575    3,041,051     1,645,433    1,942,471    82,840,256
                        End of year                       $ 161,748   $4,539,984   $ 2,432,122   $4,409,204   $91,432,150

               The accompanying notes are an integral part of these financial statements.

                                POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401 (k) RETIREMENT SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                For the year ended December 31, 1995

                                                                     U.S.          Puritan      Magellan                   PMSC
                                                         Loan      Government       Mutual       Mutual        Bond        Stock
                                                         Fund       Reserves         Fund         Fund         Fund        Fund
                 Additions to net assets attributed to:
                  Investment Income:
                    Net appreciation (depreciation)
                      in market value                                            $ 1,475,233  $ 3,320,061   $   5,846  $   701,536
                    Dividends and interest                         $ 1,042,659       733,059    1,203,777      (4,738)       5,661
                                                                     1,042,659     2,208,292    4,523,838       1,108      707,197

                  Cash Contributions:
                    Employer                                         1,566,673                                           2,009,437
                    Employee                                         1,965,235     1,725,860    2,381,734                   56,086
                                                                     3,531,908     1,725,860    2,381,734                2,065,523

                  Transfers                           $  (35,283)  (10,848,148)    2,579,281    3,488,199     (92,066)   1,871,559
                  Net assets received from
                    other benefit plans                             27,708,300     2,598,711    2,925,355                   79,123
                  Loan repayments                       (256,026)       83,639        84,295      108,725                    8,772
                  Other additions                                       60,936                                              64,840
                       Total Additions                  (291,309)   21,579,294     9,196,439   13,427,851     (90,958)   4,797,014

                 Deductions (Additions) from net
                      assets attributed to:
                     Distributions                           80,663     3,207,829    1,376,964    1,940,279      20,941    889,268
                     Forfeitures                                           34,202        1,942        2,311                149,506
                     Loan disbursements                  (2,321,346)      907,430      397,107      579,779                238,638
                     Other deductions                        (9,920)      228,500       27,584      231,265                 26,266
                          Total Deductions               (2,250,603)    4,377,961    1,803,597    2,753,634      20,941  1,303,678

                    Net increases (decreases)             1,959,294    17,201,333    7,392,842   10,674,217    (111,899) 3,493,336

                    Net assets available for plan benefits
                       Beginning of year                    378,741     6,451,340    8,143,340   10,473,725     111,899  6,862,266
                       End of year                       $2,338,035   $23,652,673  $15,536,182  $21,147,942   $       0$10,355,602

               Continued on next page
               The accompanying notes are an integral part of these financial statements.

PAGE

                                 POLICY MANAGEMENT SYSTEMS CORPORATION
                                    401 (k) RETIREMENT SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                 For the year ended December 31, 1995
                                                                      (continued)

                                                            Fixed                Smith Barney  Smith Barney  Smith Barney
                                                           Income    Forfeiture   Fundamental      Int'l       Equities
                                                            Fund      Account       Account       Account        Fund        Total
                     Additions to net assets
                         attributed to:
                      Investment Income:
                        Net appreciation (depreciation)
                         in market value                 $  141,617  $   (4,704)  $   16,782   $    (9,308)  $  216,046  $ 5,863,109
                        Dividends and interest              172,835       5,153      187,796        16,975       44,854    3,408,031
                                                            314,452         449      204,578         7,667      260,900    9,271,140

                      Cash Contributions:
                        Employer                                                                                           3,576,110
                        Employee                            424,197                   59,807        33,636       39,161    6,685,716
                                                            424,197                   59,807        33,636       39,161   10,261,826

                      Transfers                             (95,072)    116,926    1,073,411       885,850    1,055,343            0
                      Net assets received from
                        other benefit plans                 950,615                1,794,758       743,836      638,378   37,439,076
                      Loan repayments                        19,601                    3,784         2,351        2,324       57,465
                      Other additions                                                                                        125,776
                           Total Additions                1,613,793     117,375    3,136,338     1,673,340    1,996,106   57,155,283

                     Deductions (Additions) from net
                      assets attributed to:
                      Distributions                         280,161       5,875       36,975         2,763       23,279    7,864,997
                      Forfeitures                               668    (188,629)                                                   0
                      Loan disbursements                     89,969                   55,370        23,889       29,164            0
                      Other deductions                        6,129     559,281        2,942         1,255        1,192    1,074,494
                           Total Deductions                 376,927     376,527       95,287        27,907       53,635    8,939,491

                     Net increases (decreases)            1,236,866    (259,152)   3,041,051     1,645,433    1,942,471   48,215,792

                     Net assets available for plan benefits
                        Beginning of year                 1,934,426     268,727            0             0            0   34,624,464
                        End of year                      $3,171,292  $    9,575   $3,041,051   $ 1,645,433   $1,942,471  $82,840,256

               The accompanying notes are an integral part of these financial statements.

PAGE

1.   ESTABLISHMENT OF PLAN

     The Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Savings Plan (formerly the Policy Management Systems Corporation 401(k) Retirement Plan) (the "Plan") to provide a before-tax savings retirement program for all eligible employees of the Company. The Plan, which became effective on April 1, 1990, replaced the retirement plan portion of the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation. Effective January 1, 1994, the retirement plan of Cybertek Corporation, a wholly-owned subsidiary of the Company, was merged into the Plan and all assets available to Participants were transferred into the Plan. Effective January 1, 1995, the PMS, Inc. Profit
     - Sharing/401(k) Savings Plan was merged into the Plan and all assets available to Participants were transferred into the Plan. Effective July 1, 1995 the Policy Management Systems Corporation Profit Sharing Plan and Trust was merged into the Plan and all assets available to Participants were transferred into the Plan. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

2.   PLAN DESCRIPTION

     General

     The following description of the Plan is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     Eligibility

     All employees of the Company and its participating affiliates, who are U.S citizens or U.S. residents, who have attained the age of 18, and who have completed any six-consecutive-month period of employment are eligible to participate in the Plan. A Participant who chooses not to enroll in the Plan when they are first eligible may elect to participate at a later date, in accordance with the terms of the Plan.

     Employee Contributions

     Effective January 1, 1995, Participants may contribute in 1% increments up to 6% of eligible compensation as either Basic Before-Tax or Basic After-Tax Contributions to the Plan, and may contribute an additional 9% of eligible compensation as either Additional Before-Tax or Additional After-Tax Contributions to the Plan, not to exceed a total aggregate annual Contribution to the Plan of greater than 15% of eligible compensation. The maximum Before-Tax Contribution allowed by the Internal Revenue Code of 1986, as amended (the "Code"), for 1996 was $9,500.

     Employer Matching Contributions

     Effective January 1, 1995, the Company began matching 100% of the first 3% and 50% of the next 3% of the Participant's Basic Before-Tax or Basic After-Tax Contributions, but not both. Also, effective July 1, 1995, Employer Matching Contributions are invested in Policy Management Systems Corporation common stock.

     Allocations

     Participant's accounts are credited with the actual income derived from the investments in such accounts and with the actual expenses related to such accounts.

     Investment Elections

     Each Participant is required to submit an election form to the Plan Administrator designating the allocation of the Participant's contributions among the Plan's investment funds in multiples of 5%. In addition, Participants may change the investment of contributions and may move their vested balances among investment funds by phone at specified intervals during the year.

     In addition to the contributions specified above, Participants who receive a qualified distribution under section 401(a) of the Code, from any other tax qualified plan, may have all or part of such distribution transferred into the Plan. Such rollover contributions are subject to tax regulations imposed by the Code.

     Effective January 1, 1995, the Series EE Bond Fund was closed for investment. The assets were allocated among the Plan's other investment funds in accordance with the respective participant elections. Also, effective July 1, 1995, the Smith Barney funds were added as investment electives of the Plan.
PAGE

     Vesting

     A Participant is always 100% vested in his or her Before-Tax Contribution Accounts, After-Tax Contribution Accounts and Rollover Account. A Participant will generally become fully vested in his or her Employer Matching Contribution Account when the first of the following occurs: the Participant obtains five years of Credited Service; the Participant reaches his or her Normal Retirement Date; the Participant becomes Permanently Disabled; or on the date of the Participant's death.

     Forfeiture Allocations

     All Participant forfeitures are used to reduce future Employer Matching Contributions to the Plan.

     Benefit Payments

     The Participant's After-Tax Contributions may be withdrawn at any time upon written request of the Participant. In addition, a Participant may withdraw all or any part of his or her vested Employer Contributions transferred to the Plan from the Stock Purchase Savings Program and the vested Employer Matching Contributions on his or her Basic After-Tax Contributions, but only to the extent that such contributions have been in the Plan or the Stock Purchase Savings Program for at least two full Plan Years after the Plan Year in which such contributions were made.

     Loans

     Participants may apply for loans greater than $1,000 from the Plan, collateralized by their account balances and repaid through payroll deduction generally subject to the following terms:

     1) The total loans of any Participant at any point in time shall not exceed the lesser of (i) 50% of the Participant's vested Account balance, or (ii) $50,000 adjusted on the volume of loan outstanding to the Participant during the previous one-year period.

     2) Loans may not be made in such a manner as to favor Highly Compensated Employees, Officers or Shareholders.

     3) No Participant shall be permitted to have more than one loan from the Plan issued and outstanding at any time, and no Participant shall be issued a new loan within six months of repayment of a Plan loan.
PAGE

     4) Interest charged on loans is determined by the Committee at a rate commensurate with interest rates charged for similar loans under general market conditions.

     5) The length and terms of repayment may not exceed 5 years, unless the purpose of the loan is for the purchase of the Participant's principal residence, in which case the loan term may be extended to ten years.

     6)   All amounts repaid are credited to the Participant's account.

     Administrative Expenses

     Administrative expenses of the Plan may be paid out of Plan assets if not paid by the Company. Administrative expenses paid by the Plan for the years ended December 31, 1996 and 1995 were $388,278 and $720,911, respectively.

3.   SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles may require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of additions to and deductions from net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

     Accounting for Benefit Distributions

     In accordance with guidance issued by the American Institute of Certified Public Accountants in 1993, the Plan accounts for distributions such that all amounts elected to be withdrawn and distributed from the Plan by Participants are not recorded as a liability in the Statement of Net Assets Available for Plan Benefits. As of December 31, 1996 and 1995, $360,819 and $815,161 have been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan, but for which disbursement of those funds from the Plan has not yet been made. The following is a reconciliation to the amounts reported on Form 5500:

          Net assets available for plan          1996           1995
            benefits as stated in the
            financial statements            $91,432,150    $82,840,256

          Less: Distributions payable          (360,819)      (815,161)

          Net assets available for plan
            benefits per Form 5500          $91,071,331    $82,025,095


     In addition, the financial statements differ from the Form 5500 by the same amount for distributions on the Statement of Changes in Net Assets.

     Investments

     The Plan invests in open-ended funds managed by either Fidelity Investments, First Union National Bank, Smith Barney or Evergreen with the exception of the PMSC Stock Fund and Forfeiture Fund. Each fund is valued at quoted market prices to determine a current fund value. Investments in securities for which exchange quotations are readily available are valued at the last sale price, or, if no sale, at the closing bid price. Debt securities are valued in the same manner or in some other manner, if, in the opinion of the Board of Trustees, such other manner would more accurately reflect the fair value of such debt securities. Short-term investments (consisting primarily of money-market funds) are valued either at amortized cost or original cost plus accrued interest, both of which approximate market value.

     The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     Certain amounts in the prior period financial statements have been reclassified to conform to current year presentation.


4.   TAX STATUS

     The Internal Revenue Service has determined and informed the Company by letter dated January 26, 1996, that the Plan is designed in accordance with Sections 401(k) and 401(a) of the Code. The Plan administrator believes that the Plan is written and is currently being operated in compliance with the applicable requirements of the Code.


5.   TERMINATION OF PLAN

     The Company expects and intends to continue the Plan in force indefinitely, but has reserved the right to amend or terminate the Plan as necessary. If the Plan were to be terminated, Participants would become fully vested and all assets of the Plan would be distributed to the individual Participants based upon the vested balances in their individual accounts at the date of termination.
PAGE

6.   RELATED PARTY TRANSACTIONS

     The Plan purchases, on behalf of Participants, shares of the Company's common stock in accordance with individual Participant's investment elections. During the Plan year ended December 31, 1996, the Plan purchased 109,549 shares at an aggregate cost of $4,571,197 and sold 45,586 shares for aggregate proceeds of $2,084,743 and realized losses of $93,135. During the Plan year ended December 31, 1995, the Plan purchased 105,948 shares at an aggregate cost of $5,200,287 and sold 48,025 shares for aggregate proceeds of $2,196,222 and realized gains of $65,081.

     The Plan also had 271,701 and 211,898 shares of the Company's common sotck with a fair value of $12,532,208 and $10,091,643 at December 31, 1996 and 1995, respectively.


7.   SECURITIES SETTLEMENT

     In December 1994, the Company reached an agreement, which was subsequently approved on May 26, 1995, by the United Stated District Court for the District of South Carolina, to settle its shareholder class action. The Plan, as an eligible shareholder, received $239,366 as its portion of the settlement in November 1996. The proceeds were received by the PMSC Stock Fund, invested in PMSC stock and allocated on a pro rata basis to eligible participants.

          PAGE

                                SUPPLEMENTAL SCHEDULES























          PAGE

                           POLICY MANAGEMENT SYSTEMS CORPORATION
                              401(k) RETIREMENT SAVINGS PLAN
                      FORM 5500, ITEM 27(a)-SCHEDULE OF ASSETS HELD
                                  FOR INVESTMENT PURPOSES
                                     December 31, 1996

                                                                                  Current
Identity of Issue         Description of Investment              Cost              Value
Fidelity                  19,047,561 units Fidelity
Retirement Government      Money Market Trust
Money Market Portfolio                                        $19,047,561        $19,047,561
Reserves
                          10,396 units Valiant General
                           Fund #62                                10,396             10,396

Fidelity                  1,045,943 units Fidelity Puritan
Puritan Fund               Fund, Inc.                          16,623,570         18,032,059

                          8,962 units Valiant General
                           Fund #62                                 8,962              8,962

Fidelity                  295,706 units Fidelity Magellan
Magellan Fund              Fund, inc.                          22,166,902         23,848,712

                          130,375 units Valiant General
                           Fund #62                               130,375            130,375

PMSC                      268,242 shares Policy Management
Stock Fund                 Systems Corporation Common Stock *  11,914,180         12,372,653

                          15,663 units Valiant General
                           Fund #62                                15,663             15,663

Evergreen Short-          327,069 units Evergree
Intermediate Bond Acct.    Short-Int. Bond Account              3,297,691          3,241,251

                          11,503 units Valiant General
                           Fund #62                                11,503             11,503

Forfeiture                3,459 shares Policy Management Systems
Account                    Corporation Common Stock *             164,736            159,555

                          2,182 units Valiant General
                           Fund #62                                 2,182              2,182

Loan                      3,066,650 units participant loans
Fund                       bearing interest rates from 7.00%
                           to 12.25% with varying maturities
                           from 18 to 360 months                3,066,650          3,066,650

Smith Barney              125,431 units Smith Barney
Int'l Account              International Equity Fund            2,214,042          2,432,104

                        4 units Valiant General
                            Fund #62                                    4                  4

Continued on next page

                           POLICY MANAGEMENT SYSTEMS CORPORATION
                              401(k) RETIREMENT SAVINGS PLAN
                      FORM 5500, ITEM 27(a)-SCHEDULE OF ASSETS HELD
                                  FOR INVESTMENT PURPOSES
                                     December 31, 1996
                                        (continued)


                                                                              Current
Identity of Issue         Description of Investment              Cost               Value
Smith Barney              156,848 units Smith Barney Special
Equities Account           Equities Fund                        4,535,983          4,409,003

                          168 units Valiant General
                           Fund #62                                   168                168

Smith Barney              478,898 units Smith Barney
Fundamental Value Acct.    Fundamental Value Fund               4,143,677          4,539,952

                          7 units Valiant General
                           Fund #62                                     7                  7

* Indicates party-in-interest to the Plan.

Note: The Valiant General Fund #62 represents funds held in a money market account for the purpose of paying disbursements related to the purchasing and selling of investments.

PAGE

                           POLICY MANAGEMENT SYSTEMS CORPORATION
                              401(k) RETIREMENT SAVINGS PLAN
                FORM 5500, ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
                           FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                   Value of
Identity                                                                           Asset on
of Party          Description of         Number of        Selling      Cost of    Transaction    Net Gain
Involved             Assets            Transactions        Price        Asset        Date         (Loss)

Single Transactions Exceeding 5% of Net Assets

There were no single transactions exceeding 5% of Net Assets for 1996.


Series of Transactions Exceeding 5% of Net Assets (Exclusive of the Above Transactions)
Fidelity
Retirement Gov't  Money Market
Money Market      Account
Portfolio         Shares                        43                     1,763,696   1,763,696

Fidelity
Retirement Gov't  Money Market
Money Market      Account
Portfolio         Shares                        58       6,516,835     6,516,835   6,516,835          0

Fidelity Puritan  Mutual Fund
Fund              Shares                        44                     4,407,096   4,566,075

Fidelity Puritan  Mutual Fund
Fund              Shares                        38       2,223,135     2,035,642   2,233,034    187,493

Fidelity Magellan Mutual Fund
Fund              Shares                        42       7,333,044     8,056,583

Fidelity Magellan Mutual Fund
Fund              Shares                        38       3,513,660     3,357,515   3,533,347    156,145

PMSC Stock        PMSC Common
Fund              Stock                         46                     4,571,197   4,511,931

PMSC Stock        PMSC Common
Fund              Stock                         53       2,084,743     2,109,255   2,092,793    (24,513)

                  Money Market
Valiant General   Account
Fund #62          Shares                         *                    29,498,627  29,498,627

                  Money Market
Valiant General   Account
Fund #62          Shares                         *      29,355,625    29,355,625  29,355,625          0

*Omitted from schedule by Trustee.